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                                                                   EXHIBIT 10.20



February 23, 1998

Chase Bank of Texas, National Association
700 Lavaca
Austin, Texas 78789
Attn:   Donna Tanner Day

     Re:  GUARANTY

Dear Sirs:

     We understand that Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association and hereinafter referred to as the "Bank") has extended credit facilities for a total amount of $6,000,000 to DTM Corporation (the "Borrower") under a Credit Agreement dated August 6, 1997 and amended by the First Amendment to Credit Agreement and Note dated October 1, 1997, and related agreements (the "Credit Facility").

     This being premised, we THE B.F.GOODRICH COMPANY (the "Guarantor"), in order to induce the Bank to waive certain provisions of and to lend up to $2,000,000 under the Credit Facility, hereby unconditionally guarantee to the Bank the prompt payment and performance of the obligations of the Borrower described in Section 1 hereof (the "Secured Obligations") except as limited by
Section 2 of this Guaranty. This Guaranty is being given in substitution for that certain Guaranty given by the Guarantor and dated October 1, 1997, which shall be deemed terminated by mutual agreement on execution of this superceding Guaranty.

     The Guarantor further agrees as follows:

     Section 1.  Guaranty of Secured Obligations.  The Guarantor unconditionally
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and absolutely guarantees the full and timely payment by the Borrower of up to
$2,000,000 of principal, together with interest thereon, penalties, fees, costs and expenses, including but not limited to reasonable attorney's fees, to the Bank under the Credit Facility, as and when due, except as limited by Section 2 of this Guaranty and provided that any loan by the Borrower under the Credit Facility to be covered hereby must be approved in writing by The B.F.Goodrich Company.

     Section 2.  Scope of Liability.
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          2.1.  Guaranty of Payment.  This is a guaranty of payment and not of
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collection.  The liability of the Guarantor under this Guaranty shall not be conditional or contingent upon pursuit of any remedies by the Bank against the Borrower.

          2.2.  Increases in Amount; Other Borrowings.  The Secured Obligations
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are limited to the amounts referenced above in Section 1 payable by the Borrower under the Credit Facility and do not include any obligations of the Borrower to the Bank either: (a) not included in the Credit Facility as of the date of this Guaranty, unless the loan has been approved by the Guarantor and is either (1) used to pay an overdraft on the Borrower's depository accounts with the Bank or
(2) is deposited to the Borrower's account to prevent an overdraft or drawing on uncollected funds; or (b) in excess of the amounts specified above.

          2.3.  Application of Payments.  The Guarantor agrees that any payment
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made by the Guarantor hereunder shall first be applied to any interest, costs or expenses which become or remain due and payable to the Bank as a result of the failure of the Borrower to make payment when due of the Secured Obligations and then to the payment of principal.


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          2.4.  Term, Continuation and Reinstatement of Guaranty.  This Guaranty
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shall remain effective for all loans made subject to the terms hereof on or prior to April 1, 1999. Thereafter, it shall continue in effect until notice of the withdrawal thereof is delivered in writing to the Bank, provided that such termination shall apply only to loans made after the effective date of termination. However, if any petition or other action is filed by or against Borrower under the Bankruptcy Code or any other law relating to liquidation, insolvency or reorganization of debtors, or any other proceeding is instituted involving the estate or assets of the Guarantor, this Guaranty will remain effective or be reinstated, as the case may be, (even if the Secured Obligations have been paid in full) with respect to any payments or transfers of assets with respect to the Secured Obligations, to the extent such payment or transfers are voided or subject to rescission or return as a preferential transfer, fraudulent conveyance or otherwise as a result of such petition or proceeding.

     Section 3.  Absolute and Unconditional Obligation of the Guarantor.  The
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obligations of the Guarantor under this Guaranty shall be absolute and unconditional, except as specified herein, and shall remain in full force and effect until all of the Secured Obligations shall have been paid and discharged in full. The obligations of the Guarantor shall not be released, discharged, affected, modified or impaired by reason of any invalidity, irregularity or unenforceability of the Secured Obligations or the happening from time to time of any event, including, without limitation, any one or more of the following:

          3.1.  Waiver.  The waiver of the payment, performance or observance by
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the Borrower of any of its obligations or agreements contained in the Credit
Facility;

          3.2.  Extension.  The extension of the time for payment of any of the
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Secured Obligations or of the time for performance of any other obligation, covenant or agreement under or arising out of the Credit Facility;

          3.3.  Action or Inaction.  The taking of or omission to take any
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action by the Bank under the Credit Facility;

          3.4.  Delay.  Any failure, omission or delay on the part of the Bank
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to enforce, assert or exercise any right, power or remedy conferred in the
Credit Facility;

          3.5.  Bankruptcy.  The voluntary or involuntary liquidation,
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dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Borrower, or its assets, or any allegation of invalidity or contest of the validity of this Guaranty in any such proceedings; and

          3.6.  Default by the Guarantor.  The default or failure of the
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Guarantor to fully perform any of its obligations set forth in this Guaranty.

     Section 4.  Enforcement.  The Guarantor agrees that this Guaranty may be
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enforced by the Bank without first resorting to or exhausting any other remedy available under the Credit Facility; provided, however, that nothing herein contained shall prevent the Bank from resorting to any right or remedy available to it.

     Section 5.  Benefit.  The Guarantor agrees that this Guaranty will inure to
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the benefit of and may be enforced by the Bank, its successors and assigns, any duly authorized agent of the Bank, and any subsequent holder of the promissory note issued under the Credit Facility.


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     Section 6.  Right to Subrogation.  To the extent that the Guarantor shall
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make any payments required of the Borrower under the Credit Facility or shall perform any obligation required of the Borrower thereunder, and after (but only after) all Secured Obligations have been satisfied, the Guarantor shall be subrogated to the rights of the Bank against the Borrower, as appropriate, with respect to such payments or such performance.

     Section 7.  Waiver of Notice of Acceptance.  The Guarantor hereby expressly
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waives notice from the Bank of its acceptance of this Guaranty and any and every
Secured Obligation shall conclusively be presumed to have been created, contracted or incurred in reliance upon this Guaranty.

     Section 8.  Representations and Warranties.  The Guarantor represents and
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warrants to the Bank that:

          8.1.  Organization and Authority.  The Guarantor is a corporation duly
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organized, validly existing, and in good standing under the laws of its state of incorporation; it has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted in each jurisdiction where it currently conducts any material portion of its business; the execution and delivery of this Guaranty are within the corporate powers of the Guarantor and have been duly authorized by proper corporate action on the part of the Guarantor.

          8.2.  No Breach.  Neither the execution or delivery of this Guaranty
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nor the consummation of any transaction herein referred to or contemplated hereby nor the compliance with or fulfillment of the terms hereof has constituted or resulted in or will result in a material breach of the provisions of any contractual obligation of the Guarantor material to its business or financial condition or the violation of any material requirement of law applicable to it, or will result in the creation under any agreement or instrument of any lien upon any of its assets.

     Section 9.  Miscellaneous.
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          9.1.  Notices.  All notices, certificates, requests or other
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communications under this Guaranty will be deemed to have been properly given when deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed as follows:

          To the Guarantor:

                    THE B.F.GOODRICH COMPANY
                    4020 Kinross Lakes Parkway
                    Richfield, Ohio  44286-9368
                    Attn: Treasurer


          To the Bank:

                    Chase Bank of Texas, National Association
                    700 Lavaca
                    Austin, Texas 78789
                    Attn: Donna Tanner Day

Either Party may, by notice given under this Section 9.1, designate a different address for it than the one specified above.


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          9.2.  Waiver.  No delay on the part of the Bank in exercising any of
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its respective option, powers or rights under this Guaranty, or any partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of the respective rights or obligations of the Bank under this Guaranty, and no modification or amendment of this Guaranty, will be deemed to be effective unless the same shall be in writing, duly signed on behalf of the Bank and the Guarantor. Each waiver, if any, will apply only with respect to the specific instance and for the specific purpose given, and will in no way impair the rights of the Bank or the obligations of the Guarantor to the Bank in any respect at any other time. No notice to or demand on the Guarantor in any case will entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

          9.3.  Amendment.  This Guaranty shall not be or be deemed to be
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amended, modified or limited orally or by any course of conduct or dealing or any manner other than by a writing signed by the party against which such amendment, modification or limitation is sought to be charged. This Guaranty is made in the State of Texas and is to be construed in accordance with and the rights of the parties hereunder are to be governed by Texas law. The invalidity or unenforceability of any provision of this Guaranty shall not be deemed to affect the validity or enforceability or any other provision.

          9.4.  No Release.  The provisions of this Guaranty notwithstanding,
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any rights or privileges of the Bank under the Credit Facility, shall not in any way be diminished or released by this Guaranty.

          9.5.  Severability.  In case any clause, provision or section of this
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Guaranty, or any covenant, stipulation, obligation agreement, act, or action, or part thereof, made, assumed, entered into, or taken under this Guaranty, or any application thereof, is for any reason held to be illegal, invalid or inoperable, such illegality, invalidity, or inoperability shall not affect the remainder thereof or any other clause, provision or section or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into, or taken thereunder, which shall at the time be construed and enforced as if such illegal or invalid or inoperable portion were not contained therein, nor shall such illegality or invalidity or inoperability or any application thereof affect any legal and valid and operable application thereof, from time to time, and each such clause, provision or section, covenant, stipulation, obligation, agreement, act, or action, or part thereof shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent from time to time permitted by law.

          9.6.  Captions.  The captions or headings in this Guaranty are for
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convenience only and in no way define, limit or describe the scope or intent of any provision or section of this Guaranty.

          9.7.  Entire Agreement.  This Guaranty sets forth the entire
                ----------------
understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter of this Guaranty. No representation, promise, inducement, or statement of intent has been made by any party which is not embodied in the Credit Facility, this Guaranty, and the other agreements and instruments contemplated by the Credit Facility or by this Guaranty and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement of intention not embodied in the Credit Facility or this Guaranty.

          9.8.  Jurisdiction.  The Guarantor irrevocably submits to the non-
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exclusive jurisdiction of any Texas State or Federal court sitting in Texas in any action or proceeding arising out or in relation to this Guaranty.


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     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.


                                    THE B.F.GOODRICH COMPANY

                                    /s/Nicholas J. Calise

                                    Name: Nicholas J.  Calise
                                    Title: Secretary

                                    /s/ Les C. Vinney

                                    Name: Les C.  Vinney
                                    Title: Treasurer

STATE OF OHIO              )
                           )  SS:
COUNTY OF SUMMIT           )
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     On this 20th day of February, 1998, before me, a notary public, within and for said County, personally appeared Nicholas J. Calise and Les C. Vinney, to me known to be the persons described in, and who executed the foregoing instrument, and each acknowledged that he executed the same as his free act and deed.

                                                       /s/ LINDA S. BAKER
                                                       Notary Public


My commission expires on  10-28-02   .
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